EXHIBIT 99.1

Gladstone Investment Announces Monthly Cash Distributions for July, August and September, 2016 and First Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., July 12, 2016 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ:GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions and also announced its plan to report earnings for the first fiscal quarter ended June 30, 2016.

Regular Monthly Cash Distributions:

Common Stock: $0.0625 per share of common stock for each of July, August and September, 2016, payable per Table 1 below.  The Company has paid 132 consecutive monthly cash distributions on its common stock.

Table 1: Summary Table for Common Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 20	July 22	August 2	$0.0625
August 18	August 22	August 31	$0.0625
September 19	September 21	September 30	$0.0625
Total for the Quarter:			$0.1875

Series A Term Preferred Stock: $0.1484375 per share of the Company’s 7.125% Series A Cumulative Term Preferred Stock (“Series A Term Preferred Stock”) for each of July, August and September, 2016, payable per Table 2 below. The Term Preferred Stock trades on the NASDAQ under the symbol “GAINP.”

Table 2: Summary Table for Series A Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 20	July 22	August 2	$0.1484375
August 18	August 22	August 31	$0.1484375
September 19	September 21	September 30	$0.1484375
Total for the Quarter:			$0.4453125

Series B Term Preferred Stock: $0.140625 per share of the Company’s 6.75% Series B Cumulative Term Preferred Stock (“Series B Term Preferred Stock”) for each of July, August and September, 2016, payable per Table 3 below. The Series B Term Preferred Stock trades on the NASDAQ under the symbol “GAINO.”

Table 3: Summary Table for Series B Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 20	July 22	August 2	$0.140625
August 18	August 22	August 31	$0.140625
September 19	September 21	September 30	$0.140625
Total for the Quarter:			$0.421875

Series C Term Preferred Stock: $0.135417 per share of the Company’s 6.50% Series C Cumulative Term Preferred Stock (“Series C Term Preferred Stock”) for each of July, August and September, 2016, payable per Table 4 below. The Series C Term Preferred Stock trades on the NASDAQ under the symbol “GAINN.”

Table 4: Summary Table for Series C Term Preferred Stock cash distributions:
Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 20	July 22	August 2	$0.135417
August 18	August 22	August 31	$0.135417
September 19	September 21	September 30	$0.135417
Total for the Quarter:			$0.406251

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Monday, August 1, 2016, for the first quarter ended June 30, 2016. The Company will hold a conference call on Tuesday, August 2, 2016 at 8:30 a.m. EDT to discuss its earnings results.  Please call (855) 376-7516 to enter the conference call.  An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through September 2, 2016.  To hear the replay, please dial (855) 859-2056 and use playback conference number 29797470.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com.  The event will be archived and available for replay on the Company’s website through October 2, 2016.

If you have questions prior to or following the earnings release you may e-mail them to info@gladstonecompanies.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

For further information: Gladstone Investment Corporation, +1-703-287-5893